Exhibit 10.33


AMENDMENT NO. 2 TO STOCK OPTION AGREEMENT


AMENDMENT NO. 2, dated as of May 12, 1994, to the Stock Option Agreement dated as of February 18, 1991, as amended (the "Stock Option Agreement"), between Kiewit Energy Company, a Delaware corporation ("Kiewit"), and California Energy Company, Inc. a Delaware corporation (the "Company").

WHEREAS, Kiewit and the Company desire to amend the Stock Option Agreement in accordance with Section 13 of the Stock Option Agreement in order to give effect to the intention of the parties by clarifying the terms of and agreeing on the final and complete amount of the antidilution adjustment to be made to the number of Option Shares purchasable under the Second Option pursuant to
Section 8.1(g) of the Stock Option Agreement;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Stock Option Agreement and this Amendment, the parties hereby agree as follows:

1. Kiewit and the Company agree that the final and complete antidilution adjustment to be made pursuant to Section 8.1(g) of the Stock Option Agreement is as set forth on Exhibit A attached hereto and results, from and after the date hereof, in an additional 289,163 Option Shares being purchasable under the Second Option, subject to all the terms and conditions thereof, including payment in full of the Option Purchase Price in respect of such Option Shares. Kiewit and the Company agree that this antidilution adjustment is final and complete and that no subsequent adjustments of any kind shall be made under Section 8.1(g) of the Stock Option Agreement.

2. Each reference in the Stock Option Agreement to the term "Agreement" or to the terms "herein," "hereof" or words of like import referring to the Stock Option Agreement, shall be deemed to refer to the Stock Option Agreement as amended hereby. All terms used but not defined herein shall have the meanings assigned to such terms in the Stock Option Agreement.


3. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Stock Option Agreement shall remain in full force and effect and shall otherwise be unaffected hereby.

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

KIEWIT ENERGY COMPANY


By:  /s/ Richard R. Jaros
Richard R. Jaros
Executive Vice President


CALIFORNIA ENERGY COMPANY, INC.


By:  /s/  Steven A. McArthur
Steven A. McArthur
Senior Vice President